UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Definitive Information Statement

SOLANEX MANAGEMENT, INC.

(Name of Registrant as Specified in Its Charter)

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Solanex Management, Inc.

1500 East Tropicana Blvd., Suite 100

Las Vegas, NV  89119

Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the “Common Stock”), of Solanex Management, Inc. (the “Company,” “we” or “us”). The purpose of this Information Statement is to notify our shareholders that on January 19, 2009 (the “Record Date”), we received written consent (the “Written Consent”) from certain of our major stockholders, including principal stockholders identified in the section entitled “Security Ownership Of Certain Beneficial Owners And Management,” holding or able to direct the vote of 9,380,875 shares of Common Stock, representing approximately 60.6% of the then total issued and outstanding Common Stock,  to spin off our environmental remediation subsidiary, SolarNexus, Inc., formerly known as Solanex Recovery, Inc.  To accomplish this action, a dividend of SolarNexus shares will be distributed to Company shareholders.  Each Company common shareholder will receive 1 share of SolarNexus common stock for every ten shares of Company stock currently held.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of or persons able to direct the vote of a majority of the outstanding shares of our Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before a date which is 20 days after this Information Statement was first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our stockholders.

Sincerely yours,

/s/ Colin V. Hall

Colin V. Hall,

President

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON January 30, 2009. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SOLANEX MANAGEMENT, INC.

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

I.INTRODUCTION

We are sending you this Information Statement to inform you of the authorization by a majority of the shareholders of our Common Stock to spin off our subsidiary, SolarNexus, Inc., formerly known as Solanex Recovery, Inc.  In order to accomplish this, approximately 98.5% of the common shares of SolarNexus will be distributed as a dividend to current Company shareholders.  SolarNexus will then file its own Registration Statement under the Securities Exchange Act of 1934 in order to be its own publicly held reporting company.

The adoption of the foregoing resolution will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the General Corporation Law of the State of Nevada. No additional action will be undertaken by us with respect to the receipt of written consents, there are no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the General Corporation Law of the State of Nevada are not afforded to our stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by us.

 II. OUTSTANDING SHARES AND VOTING RIGHTS

The proposed action requires the affirmative vote of the holders of a majority of the voting power of the Company.  We have two classes of stock; Preferred Stock and Common Stock.  The only class of stock entitled to vote is our Common Stock.   Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  We have signed consents from a majority of our shareholders, holding, in the aggregate, 9,380,875 of our 15,460,080 Common Shares outstanding as of the record date fixed by our board of directors as January 19, 2009.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposed action cannot take effect until at least 20 days after this Information Statement is sent to our stockholders.

The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote is required for the approval of the Company's proposal.

III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 19, 2009, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Colin V. Hall(1) 4567 Prospect Road North Vancouver, B.C., V7N 3MI Canada	4,845,000	31.3%
EcoTECH Waste Management Systems (1191) Inc. 7588 Winston Street Burnaby, B.C. V5Z 4C2, Canada	2,000,000	12.9%
All Officers and Directors as a Group	2,845,000	31.3%

(1)

Colin V. Hall is the majority owner of EcoTECH Waste Management Systems (1991) Inc.   Includes 2,000,000 shares owned by EcoTECH Waste Management Systems (1991) Inc.

IV.  OFFICERS AND DIRECTORS

The members of the Board of Directors of the Company serve until the next Special Meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are:

Name

Age

Position

Colin V. Hall

62

President and Director

 Colin V. Hall – Mr. Hall is the current President and Director of the Company. He is an innovative designer of chemical and pollution abatement processing systems and machinery, thermal devices, power generation systems, heavy vehicles, transport and handling equipment, machinery and processing systems for the past 25 years. Over the past 15 years his efforts have been directed toward the development of fully integrated systems for waste management reduction and processing.  He is a recognized expert in the design and development of environmental control and processing systems. Mr. Hall led the development and promotion of the Setern Renewable Fuels project for four years in the 1990’s. Mr. Hall has been Chief Executive Officer of ecoPHASER Energy Corp., a private British Columbia company, for the last year and a half, and previous to that, was President and CEO of EcoGrow Corporation, a private British Columbia company, for 2 ½ years. Prior to that, Mr. Hall was CEO of EcoTECH Waste Management Systems (1991) Inc., a private Canadian corporation which was incorporated in 1991 which succeeded his original Manitoba company EcoTECH Waste Management Systems Ltd. he founded in 1980. He designed EcoTECH’s integrated system for waste management, reduction and processing and has made many improvements on existing designs for components of environmental remediation systems. Mr. Hall has an HNC from Cambridge University in Engineering and Value Engineering. He also has certificates and diplomas in design, graphics, technology and management from the U.K.

NOMINATION OF DIRECTORS

The Company does not have a Governance, Nominating Committee, or Audit Committee, due to the fact that there is only one director, and it would be the same director who would serve on the committees.  The full board of directors has formulated a policy to review the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances.  In making recommendations for nominees, the board considers, among other things, the qualifications of individual director candidates. The board determines the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse background and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity.  In determining whether to recommend a director for re-election, the board considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation. Shareholders have previously elected each of the directors submitted at the 2008 annual meeting.

 DIRECTOR INDEPENDENCE

There are currently no independent directors serving on the Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders.

MEETINGS AND MEETING ATTENDANCE

Our Board of Directors is required by our by laws to hold regularly scheduled annual meetings immediately after the annual shareholder’s meeting.  In addition to the annual meetings, it has the authority to call regularly scheduled meetings and special meetings by resolution.   Our Board met 1 time during the past fiscal year.

All incumbent directors attended 100% or more of the Board meetings during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. One director attended the 2008 Annual Meeting.

V. PROPOSED ACTION

The Board of Directors has recommended that our subsidiary, SolarNexus, Inc., formerly known as Solanex Recovery, Inc., be spun off as its own publicly held entity.  The reasons for the spinoff are to create shareholder value for the Company and SolarNexus, to increase the value of the current stock price of the Company in order to allow better equity financing, the need for a different management director and to improve access to capital markets.

SolarNexus is engaged in the business of environmental remediation of contaminated soil and ground water and developing and marketing the Thermal Destructor for remediation purposes. The Company is engaged in the business of  developing and marketing our Steam Injection system for use in the oil industry, and the identification and exploitation of mineral resource property opportunities.  Both companies depend on technology licensed to them by EcoTECH Systems, Inc., a company wholly owned by our president, Colin V. Hall.

On October 1, 2002, we entered into a joint venture agreement with EcoTECH. Under that agreement, we agreed to shed certain business and administrative responsibilities including product manufacturing, inventory maintenance, and website development, thereby enabling our company to concentrate more fully on marketing and sales efforts. Most integral under the agreement, we contracted the responsibility of manufacturing the Thermal Destructor to EcoTECH. In consideration for the services provided by EcoTECH, we are required to pay $100,000 to EcoTECH in cash or shares of stock over the life of the agreement which is three (3) years.

On May 23, 2006 we negotiated with EcoTECH and extended the terms of our original joint venture agreement. Under the Strategic Alliance Agreement, we defined the marketing responsibilities and agreed that the parties will meet in 2007 and explore a schedule for marketing to prospective customers. For the initial customer, we agreed to pay $40,000 of the costs associated with these marketing efforts and EcoTECH agreed to bear the balance of such costs. For each subsequent customer, we agreed to bear $50,000 worth of costs or whatever adjusted price is agreed upon between the parties on a later date. EcoTECH remains responsible to build each Thermal Destructor unit for a cost not to exceed $2,000,000 USD per unit. We agreed with EcoTECH to work together to determine revenue sharing arrangements in connection with any sales.

On September 29, 2006, aware that an ongoing relationship between ourselves and EcoTECH was critical to achieving success, EcoTECH assigned to us the full rights to the Thermal Destructor and an offshoot technology known as the Steam Injection System in exchange for $2,000.

The Steam Injection System is a natural offshoot from our original high temperature Thermal Destructor, and is also being developed for use by the oil industry. We have utilized the body, drive mechanism, and heating components from the Thermal Detonator to create a portable high temperature, high pressure steam generation unit.

The Steam Injection System is designed specifically for use in oil fields where high-pressure steam can be injected into the oil formation to soften the material in which the oil is trapped and to help dilute and separate heavy oil from the earth. The injection of steam under high pressure also creates channels and cracks through which the oil can flow to the well. This is a tertiary retrieval method, used to capture oil from wells which have already been exhausted via primary and secondary means of oil retrieval.

The most immediate market for a quick-deployment, mobile or short term steam generation and delivery system such as our Steam Injection System is companies who are in the bitumen/heavy oil exploitation business. Bitumen is a semisolid, degraded, tar-like form of oil that does not flow at normal temperatures and pressures. Bitumen cannot be produced from a well unless it is heated or diluted. Most of today's major commercial on-site projects use steam to heat and dilute the bitumen.

Both the Company and SolarNexus will continue to exploit the licenses granted them by EcoTECH Systems, Inc. for the Thermal Destructor, which has applications both in environmental remediation and oil exploration, through the Steam Injection System, a modification to the Thermal Destructor.

The spinoff will be accomplished by the distribution of approximately 98.5% of SolarNexus, Inc. outstanding common stock to Company shareholders. Each Company common shareholder will receive one share of SolarNexus common stock for every ten shares of Company stock that they currently hold.  The amount of the dividend has been arbitrarily determined by the Board of Directors.  After the dividend distribution, SolarNexus will file a Registration Statement on Form 10 with the Securities and Exchange Commission to become a reporting company, and  the Company and SolarNexus will be separate and distinct publicly held companies.

Shares received in the dividend distribution will be restricted shares in the subsidiary that may be sold on the open market in accordance with Rule 144 beginning six months after their issue, except in the case of affiliates.

There are no material tax consequences to shareholders anticipated by the spinoff to the Company or to its subsidiary or shareholders.

VI. OTHER BUSINESS

No business, other than as set forth herein, is proposed in this Information Statement.

 VII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders must be received by the Company by September 30, 2009. The proposal will be presented at the Annual Meeting, and included in the Company's Proxy Statement, and related proxy solicitation materials, for the Company's next Annual Meeting of Shareholders.

VIII. ANNUAL REPORT TO SHAREHOLDERS: FORM 10K

The Company filed its Annual Report on Form 10K with the Securities and Exchange Commission on March 31, 2008 for the fiscal year ended December 31, 2007, and has filed all current quarterly reports on Form 10Q. All filed reports, financial statements and exhibits are available at the Securities and Exchange Commission's Internet website at www.sec.gov.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, PLEASE CONTACT:

COLIN HALL, PRESIDENT

SOLANEX MANAGEMENT, INC.

   1500 East Tropicana Blvd., Suite 100

Las Vegas, NV  89119

888-678-9446

BY ORDER OF THE CURRENT BOARD OF DIRECTORS,

/s/ Colin V. Hall

-----------------------------------

Colin V. Hall, President

January 20, 2009